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                   FIRST SUPPLEMENTAL INDENTURE
                            BETWEEN
                      CONSECO, INC. as Issuer
                and LTCB TRUST COMPANY, as Trustee






                   Dated as of August 31, 1995



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        FIRST  SUPPLEMENTAL  INDENTURE,  dated  as  of  August  31,  1995  (this
"Supplemental Indenture"), between CONSECO, INC., an Indiana corporation (the "Company") , and LTCB TRUST COMPANY (the "Trustee").

        WHEREAS, CCP Insurance, Inc., an Indiana corporation ("CCPI"), and the Trustee have entered into an indenture (the "Indenture") dated as of December 15, 1994 to provide for the issuance of $200 million principal amount of CCPI's 10 1/2% Senior Notes Due 2004 (the "Securities"); and

        WHEREAS, on August 31, 1995, CCPI merged with and into the Company (the "Merger") , with the Company succeeding to the business of CCPI and assuming all of the obligations of CCPI under the Securities and the Indenture; and

        WHEREAS, the Company has made a request to the Trustee that the Trustee join with it, in accordance with Section 9. 1 of the Indenture, in the execution of this Supplemental Indenture to permit the Company to assume all the obligations of CCPI under the Indenture;

        NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Company and the Trustee hereby agree for the equal and ratable benefit of all holders of the Securities as follows:

                                  ARTICLE 1.
                                 Definitions

        Section 1.01 Definitions. For purposes of this Supplemental Indenture, the terms defined in the recitals shall have the meanings therein specified; any terms defined in the Indenture and not defined herein shall have the meanings therein specified.

                                   ARTICLE 2.
                           Assumption and Substitution

        Section 2.01. Assumption of Obligations. The Company as the surviving corporation of the Merger expressly acknowledges and assumes the due and punctual payment of the principal of, and interest on, all the Securities and the performance and observance of every covenant of the Indenture to be performed or observed by CCPI.

        Section 2.02 Substitution. On the date hereof, the Company (as the surviving corporation of the Merger) shall, by virtue of the assumption described in Section 2.0l and the execution and delivery of this Supplemental Indenture, succeed to and be substituted for CCPI.


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                                     ARTICLE 3.
                                   Miscellaneous
         Section 3.01 Effect of the Supplemental Indenture. This Supplemental Indenture supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture and the Securities issued thereunder shall continue in full force and effect.

         Section 3.02. Counterparts. This Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

         Section 3.03 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

                                    CONSECO, INC.



                                    By:   /s/ ROLLIN M. DICK
                                          --------------------
                                    Name:   Rollin M. Dick
                                    Title:  Executive Vice President

                                    LTCB TRUST COMPANY, as Trustee


                                    By:  /s/ HELMUT LANGEFELD
                                         ------------------------
                                    Name:   Helmut Langefeld
                                    Title:  Executive Vice President